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                                                                     EXHIBIT 4.5
                        CONTINUING DISCLOSURE AGREEMENT

         This Continuing Disclosure Agreement, dated October __, 1999 (the "Disclosure Agreement"), is executed and delivered by and among Doral Properties, Inc., S.E. (the "Borrower"), Doral Financial Corporation ("Doral Financial"), and Citibank, N.A. (the "Trustee"), in connection with the issuance of $______ Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority Industrial Revenue Bonds, 1999 Series A (Doral Financial Center Project) (the "Bonds"). The Bonds have the CUSIP Numbers set forth in Schedule A attached hereto. The Bonds are being issued pursuant to a Trust Agreement, dated as of October __, 1999 (the "Trust Agreement"), between Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority (the "Authority") and the Trustee. The proceeds from the sale of the Bonds are being loaned by the Authority to the Borrower pursuant to a Loan and Guaranty Agreement, dated as of October __, 1999 (the "Loan Agreement"), between the Authority, the Borrower and Doral Financial. The Borrower is a wholly-owned subsidiary of Doral Financial. Doral Financial is unconditionally guaranteeing the Borrower=s obligations under the Loan and Guaranty Agreement. The Borrower, Doral Financial and the Trustee covenant and agree as follows:

         SECTION 1. PURPOSE OF THE DISCLOSURE AGREEMENT. This Disclosure Agreement is being executed and delivered by Doral Financial, the Borrower and the Trustee for the benefit of the Bondholders and the Beneficial Owners (as defined herein) of the Bonds and in order to assist the Participating Underwriters (as defined herein) in complying with the Rule (as defined herein). Doral Financial, the Borrower and the Trustee acknowledge that the Authority has assumed no responsibility with respect to any reports, notices or disclosures provided or required under this Disclosure Agreement, and has no liability to any person, including any Beneficial Owner or Bondholder, with respect to any such reports, notices or disclosures.



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         SECTION 2. DEFINITIONS. In addition to the definitions set forth in the Trust Agreement, which definitions apply to any capitalized term used in this Disclosure Agreement unless otherwise defined in this Disclosure Agreement, the following capitalized terms shall have the following meanings:

         "ANNUAL REPORT" means the Annual Report provided by the Borrower and Doral Financial pursuant to, and as described in, Sections 3 and 4 of this Disclosure Agreement.

         "BENEFICIAL OWNER" means the purchaser of any Bond who is deemed the owner thereof for income tax purposes.

         "LISTED EVENTS" means any of the events listed in Section 5(a) of this Disclosure Agreement (other than the failure to comply with Section 3 hereof).

         "MSRB" means the Municipal Securities Rulemaking Board, organized under the Securities Exchange Act of 1934.

         "NATIONAL REPOSITORY" means any nationally recognized municipal securities information repository then recognized by the Securities and Exchange Commission for purposes of the Rule. As of the date of this Disclosure Agreement the following are National Repositories:

                           Bloomberg Municipal Repository
                           P.O. Box 840
                           Princeton, New Jersey 08542-0840
                           Phone: (609) 279-3200
                           Fax: (609) 279-5962



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                           Kenny Information Systems, Inc.
                           65 Broadway
                           New York, New York 10006
                           Attn: Kenny Repository Service
                           Phone: (212) 770-4595
                           Fax: (212) 797-7994

                           Thompson NRMSIR
                           395 Hudson Street
                           New York, New York 10004
                           Attn: Municipal Disclosure
                           Phone: (212) 807-3814
                           Fax: (212) 989-9282

                           DPC Data Inc.
                           One Executive Drive
                           Fort Lee, New Jersey 07024
                           Phone: (201) 346-0701
                           Fax: (201) 947-0107


         "PARTICIPATING UNDERWRITERS" means each broker, dealer or municipal securities dealer acting as an underwriter in the primary offering of the Bonds.

         "REPOSITORY" means each National Repository and each State Repository.

         "RULE" means Rule 15c2-12 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as the same may be amended from time to time.

         "STATE REPOSITORY" means any public or private repository or entity designated by the Commonwealth of Puerto Rico as a state repository for the purpose of the Rule and recognized as such by the Securities and Exchange Commission. As of the date of this Disclosure Agreement, there is no State Repository.


         SECTION 3. PROVISION OF ANNUAL REPORTS. The Borrower and Doral Financial shall, within one hundred twenty (120) days after the end of



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each fiscal year of Doral Financial (currently December 31), file with each
Repository an Annual Report which is consistent with the requirements of
Section 4 of this Disclosure Agreement including: (i) the audited financial statements of Doral Financial and (ii) operating data relating to Doral Financial=s revenues, expenditures, financial operations and indebtedness. All financial statements included as part of the Annual Report shall be prepared in accordance with generally accepted accounting principles. The Annual Report may be submitted as a single document or as separate documents comprising a package, and may cross-reference other information as provided in Section 4 of this Disclosure Agreement.


         SECTION 4. CONTENT OF ANNUAL REPORT. The Annual Report shall contain or incorporate by reference operating data and financial information relating to Doral Financial generally of the type found in Doral Financial=s Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated by reference in the Official Statement and Prospectus relating to the Bonds, dated October __, 1999, and a copy of the audited financial statements of Doral Financial prepared in accordance with generally accepted accounting principles. So long as Doral Financial is subject to the informational and other requirements of Section 13 and Section 14 of the Securities Exchange Act of 1934 applicable to publicly-traded companies, Doral Financial expects to provide this financial information and operating data by filing with each Repository copies of its Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. However, Doral Financial prepared and filed with the Securities and Exchange Commission its 1998 Annual Report in order to comply with the informational and other requirements of Section 13 and Section 14 of the Securities Exchange Act, not in order to comply with the requirements of the Rule. The scope of information included in such Annual Report was determined pursuant to the requirements of Section 13 and Section 14 of the Securities Exchange Act, and not pursuant to the requirements of the Rule. Accordingly, in the event that at any



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time in the future Doral Financial ceases to be subject to the informational and other requirements of Section 13 and Section 14 of the Securities Exchange Act, Doral Financial reserves the right to modify the scope and format of the financial information and operating data filed with each Repository, provided that such financial information and operating data will include at least its audited financial statements prepared in accordance with generally accepted accounting principles and information of the type generally found in items 1, 2, 3 and 7 of its Annual Report on Form 10-K.

                  Any or all of the items listed above may be included by specific reference to other documents, including official statements of debt issues with respect to which the Borrower or Doral Financial is an "obligated person" (as defined by the Rule), which have been filed with each Repository or the Securities and Exchange Commission. If the document included by reference is a final official statement, it must be available from the MSRB. The Borrower and Doral Financial shall clearly identify each such documents so included by reference in any Annual Report.

         SECTION 5. REPORTING OF SIGNIFICANT EVENTS. (a) In accordance with the provisions of this Section 5, the Borrower and Doral Financial shall give notice of any failure of the Borrower or Doral Financial to comply with Section 3 hereof and of the occurrence of any of the following events with respect to the Bonds, if material, within the meaning of the Securities Exchange Act of 1934, as the same may be amended from time to time, to the MSRB and to each
Repository:

                  1.  principal or interest payment delinquencies;

                  2.  non-payment related defaults;

                  3. unscheduled draws on debt service reserves reflecting financial difficulties;



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                  4. unscheduled draws on credit enhancements reflecting
financial difficulties;

                  5. substitution of credit or liquidity providers, or their failure to perform;

                  6. adverse tax opinions or events affecting the tax exempt status of the Bonds, including the occurrence of an Event of Taxability (as defined in the Loan Agreement);

                  7. modifications to rights of the holders (including Beneficial Owners) of the Bonds;

                  8.  Bond calls;

                  9.  defeasances;

                  10. release, substitution, or sale of property Securing repayment of the Bonds; and

                  11.  rating changes.

         The Borrower and Doral Financial shall not be required to provide notice of the Listed Event described in item (8) above with respect to any scheduled redemption, not otherwise contingent upon the occurrence of an event, even if the originally scheduled amounts are reduced by prior optional redemptions or purchases of Bonds, if (i) the terms, dates and amounts of such redemption are set forth in the Official Statement and Prospectus relating to the Bonds, (ii) the only open issue is which Bonds will be redeemed in the case of a partial redemption, (iii) notice of redemption is given to the Bondholders as required under the terms of the Bonds and the Trust Agreement and (iv) public notice of redemption is given pursuant to Securities Exchange



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Act of 1934 Release No. 34-23856 of the Securities of Exchange Commission.

                  (b) The Borrower and Doral Financial acknowledge that their failure to comply with their obligations under this Disclosure Agreement will be considered by any broker, dealer or municipal securities dealers before recommending the purchase and sale of the Bonds in the secondary market.

         SECTION 6. TERMINATION OF REPORTING OBLIGATION. The obligations of the Borrower and Doral Financial under this Disclosure Agreement shall terminate upon the defeasance or provision for payment, prior redemption or payment in full of all of the Bonds.

         SECTION 7. AMENDMENT; IMPOSSIBILITY OF PERFORMANCE. (a)
Notwithstanding any other provision of this Disclosure Agreement, the Borrower, Doral Financial and the Trustee may amend the covenants set forth in Sections 3 and 5 of this Disclosure Agreement (and the Trustee shall agree to any amendment so requested by the Borrower and Doral Financial), only if each of the following conditions has been met:

                  (i) the amendment or waiver is made in connection with a change in circumstances that arises from a change in legal requirements, change in law, or change in the identity, nature, or status of the Borrower or Doral Financial; the covenants, as amended, or the provisions as waived, would have complied with the requirements of the Rule at the time of award of the Bonds, after taking into account any amendments or change in circumstances; and the amendment does not materially impair the interests of Bondholders or Beneficial Owners, as determined by parties unaffiliated with the Borrower or Doral Financial; or

                  (ii) all or any part of the Rule, as interpreted by the staff of the Securities and Exchange Commission at the date of the



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adoption of such interpretation, ceases to be in effect for any reason, and the
Borrower and Doral Financial elect that the covenants herein shall be deemed amended accordingly.

                  (b) The Borrower, Doral Financial and the Trustee further agree that the annual financial information containing any amended operating data or financial information will explain, in narrative form, the reasons for the amendment and the impact of the change in the type of operating data or financial information being provided.

                  (c) If any part of the financial information or operating data required by Section 4 hereof to be in an Annual Report can no longer be generated because the operations to which it is related have been materially changed or discontinued, the Borrower and Doral Financial will disseminate a statement to such effect as part of the Annual Report for the year in which such event first occurs.

         SECTION 8. ADDITIONAL INFORMATION. Nothing in this Disclosure Agreement shall be deemed to prevent the Borrower and Doral Financial from disseminating any other information, using the means of dissemination set forth in this Disclosure Agreement or any other means of communication, or including any other information in any Annual Report or notice of occurrence of a Listed Event, in addition to that which is required by this Disclosure Agreement. If the Borrower and Doral Financial choose to include any information in any Annual Report or notice of occurrence of a Listed Event, in addition to that which is specifically required by this Disclosure Agreement, the Borrower and Doral Financial shall have no obligation under this Disclosure Agreement to update such information or include it in any future Annual Report or notice of occurrence of a Listed Event.

         SECTION 9. DEFAULTS. In the event of a failure of the Borrower or Doral Financial to comply with any provision of this Disclosure Agreement, the Trustee may (and, at the request of any Participating



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Underwriter or the Beneficial Owners of at least 25% in aggregate principal amount of outstanding Bonds, shall), or (if such Beneficial Owner stipulates that no challenge is made to the adequacy of any information provided) any Beneficial Owner may take such actions as may be necessary and appropriate, including seeking mandamus or specific performance by court order, to cause the Borrower and Doral Financial to comply with their obligations under this Disclosure Agreement; provided that any such action may be instituted only in the federal court located in the Commonwealth of Puerto Rico or in any Commonwealth of Puerto Rico court. A default under this Disclosure Agreement shall not be deemed an Event of Default under the Trust Agreement or the Loan Agreement or any other related instrument, and the sole remedy under this Disclosure Agreement in the event of any failure by the Borrower or Doral Financial to comply with this Disclosure Agreement shall be an action to compel performance. Nothing in this Section shall be deemed to restrict rights or remedies of any holder pursuant to the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, or other applicable laws.

         SECTION 10. COOPERATION. The Borrower and Doral Financial agree to make their representatives available to meet with representatives of the Trustee to discuss the Annual Reports, financial condition and results of operation and to provide such information in connection therewith as may be reasonably requested by the Trustee.

         SECTION 11. JOINT AND SEVERAL LIABILITY. The Borrower and Doral Financial shall be jointly and severally liable for all obligations of either corporation pursuant to this Disclosure Agreement.

         SECTION 12. BENEFICIARIES. This Disclosure Agreement shall inure solely to the benefit of the Authority, the Borrower, Doral Financial, the Trustee, the Participating Underwriters, the Bondholders



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and the Beneficial Owners from time to time of the Bonds, and shall create no rights in any other person or entity.

         SECTION 13. COUNTERPARTS. This Disclosure Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         SECTION 14. RECORD KEEPING. The Borrower and Doral Financial shall maintain records of all Annual Reports and reports pursuant to Section 5 hereof including the content thereof, the names of the entities with whom the same were filed and the date of filing thereof.

         SECTION 15. GOVERNING LAW. This Disclosure Agreement shall be governed by the laws of the Commonwealth of Puerto Rico.

                                     DORAL PROPERTIES, INC.



                                     By:
                                        --------------------------------
                                     Name:
                                     Title:



                                     DORAL FINANCIAL CORPORATION



                                     By:
                                        --------------------------------
                                     Name:
                                     Title:


                                     CITIBANK, N.A., AS TRUSTEE



                                     By:
                                        --------------------------------
                                     Name:



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                                     Title:



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                                                                     SCHEDULE A



                                 CUSIP NUMBERS